Exhibit 10.7

LOAN AGREEMENT

Dated November 26, 2002

By and between

DOTHAN-HOUSTON COUNTY AIRPORT AUTHORITY

and

PEMCO AVIATION GROUP, INC.

The interest of the Dothan-Houston County Airport Authority in any payments, revenues and receipts derived by it under this Loan Agreement has been assigned to SouthTrust Bank, as Trustee under Trust Indenture dated October 1, 2002 from the Dothan-Houston County Airport Authority.

This Loan Agreement was prepared by Heyward C. Hosch of Walston, Wells, Anderson & Bains, LLP, Financial Center, 505 North 20th Street, Suite 500, Birmingham, Alabama 35203

LOAN AGREEMENT

This LOAN AGREEMENT dated October 1, 2002 is made and entered into by the DOTHAN-HOUSTON COUNTY AIRPORT AUTHORITY, a public corporation and instrumentality under the laws of the State of Alabama and its successors and assigns (the “Issuer”), and PEMCO AVIATION GROUP, INC., a Delaware corporation and its successors and assigns (the “User”).

Recitals

Pursuant to and for the purposes expressed in Article 1 of Chapter 3 of Title 4 of the Code of Alabama 1975 (the “Enabling Law”), the Issuer and the User have duly authorized, executed and delivered this Loan Agreement simultaneously with the issuance and sale by the Issuer of $2,500,000 Variable/Fixed Rate Revenue Bonds (Pemco Aviation Group, Inc. Project) under and pursuant to Trust Indenture dated October 1, 2002 (the “Indenture”) from the Issuer to SouthTrust Bank, as trustee, in order to finance “airport facilities” under the aforesaid law and more particularly described herein.

NOW THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the Issuer and the User hereby covenant, agree and bind themselves as follows:

ARTICLE I

DEFINITIONS AND REPRESENTATIONS

SECTION 1.01    Definitions and Rules of Construction

For all purposes of this Loan Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(1)    All references in this instrument to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed.

(2)    The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Loan Agreement as a whole and not to any particular Article, Section or other subdivision.

(3)    Capitalized terms used herein without definition shall have the respective meanings set forth therefor in the Indenture or the Enabling Law as such terms are defined in the recitals hereto.

SECTION 1.02    Representations by the Issuer

The Issuer makes the following representations

(a)    The Issuer is duly incorporated under the provisions of the Enabling Law and has the power to enter into the transactions contemplated by this Loan Agreement and to carry out its obligations hereunder. The Issuer is not in default under any of the provisions contained in its Certificate of Incorporation, its by-laws, or in the laws of the State. By proper corporate action the Issuer has duly authorized the execution and delivery of the Bonds and the Financing Documents to which it is a party, intending to be legally bound thereby.

(b)    The Issuer has determined that the issuance of the Bonds, the advance of the proceeds thereof to the User as provided in the Indenture and this Loan Agreement for the acquisition of the Project, and the operation of the Project by the User, will accomplish the purposes of the Enabling Law.

(c)    The Bonds will be issued and delivered contemporaneously with the delivery of this Loan Agreement.

SECTION 1.03    Representations by the User

The User makes the following representations:

(a)    The User is a Delaware corporation and is duly qualified to do business in the State, is not in violation of any provisions of its articles of incorporation, its bylaws or the laws of the State of Delaware, has power to enter into this Loan Agreement, and by proper corporate action has duly authorized the execution and delivery of this Loan Agreement.

(b)    The Project is located wholly within the State and will be used and operated by the User in accordance with the purposes of the Enabling Law.

ARTICLE II

ACQUISITION OF THE PROJECT

SECTION 2.01    Advance of Bond Proceeds; Agreement to Acquire Project

(a) Simultaneously with the delivery of this Loan Agreement the Issuer shall cause the Bond Proceeds to be deposited in the Construction Fund. The Issuer shall cause the Bond Proceeds to be advanced to the User by withdrawals from the Construction Fund, in accordance with the requirements of the Indenture, for the payment of Project Costs (including reimbursement to the User for Project Costs) at such times and in such amounts as shall be directed by the User. The Bond Proceeds shall be used solely for the payment of Project Costs as provided in the Indenture.

(b) The User shall acquire, construct, equip, and install the Project in accordance with the Enabling Law with due diligence and shall cause the Project to be placed in service as soon as practicable.

(c) In the event the Bond Proceeds are insufficient to pay in full all Project Costs and to complete the Project, the User shall be obligated to complete the acquisition and construction of the Project at its own expense and the User shall pay any such deficiency and shall save the Issuer whole and harmless from any obligation to pay such deficiency. The User shall not by reason of the payment of such deficiency from its own funds be entitled to any abatement of or diminution in User Agreement Payments.

SECTION 2.02            No Warranty by Issuer

THE USER RECOGNIZES THAT SINCE THE PLANS AND SPECIFICATIONS FOR ACQUIRING AND CONSTRUCTING THE PROJECT ARE FURNISHED BY IT, THE ISSUER MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, NOR OFFERS ANY ASSURANCES THAT THE PROJECT WILL BE SUITABLE FOR THE USER’S PURPOSES OR NEEDS OR THAT THE BOND PROCEEDS WILL BE SUFFICIENT TO PAY IN FULL ALL PROJECT COSTS.

SECTION 2.03            Certificate of Completion of the Project

(a)    The completion of the Project shall be evidenced to the Trustee by a certificate signed by an Authorized User Representative on behalf of the User stating that all Project Costs have been paid, and all facilities and improvements necessary in connection with the Project have been acquired and installed and all costs and expenses incurred in connection therewith have been paid. Notwithstanding the foregoing, such certificate shall state that it is given without prejudice to any rights against any vendor, contractor, subcontractor or other person not a party to this Loan Agreement which exist at the date of such certificate or which may subsequently come into being.

(b)    After the delivery of the aforesaid certificate to the Trustee, any moneys then remaining in the Construction Fund shall be transferred to the Bond Fund and applied as provided in the Indenture.

ARTICLE III

TERM AND PAYMENT PROVISIONS

SECTION 3.01            Term of Loan Agreement

This Loan Agreement shall be effective upon delivery and shall remain in full force and effect until the Indenture Indebtedness is paid in full except as otherwise provided herein with respect to any specific covenant which by its terms survives the termination of this Loan Agreement.

SECTION 3.02            User Bond Payments; Draws Under Letter of Credit

(a)    The User shall make User Bond Payments to the Trustee, for the account of the Issuer, at times and in amounts as follows:

(1)    On or before 10:00 a.m. (Birmingham, Alabama time), on each Bond Payment Date, the User shall pay to the Trustee, for the account of the Issuer, an amount equal to the Debt Service on the Bonds due on such Bond Payment Date; provided, however, that (i) any amount already on deposit in the Bond Fund on the due date of such User Bond Payment and available for the payment of Debt Service on such Bond Payment Date shall be credited against the amount of such User Bond Payment, and (ii) any amount drawn by the Trustee pursuant to the Letter of Credit for the payment of such Debt Service shall be credited against such User Bond Payment; and

(2)    On or before 10:00 a.m. (Birmingham, Alabama time), on each Tender Date, the User shall pay to the Trustee, for the account of the Issuer, an amount equal to the purchase price of Bonds tendered (or deemed tendered) for purchase on such Tender Date; provided, however, that (i) any amount already on deposit in the Bond Purchase Fund on such Tender Date that is available for the payment of the purchase price of such Tendered Bonds shall be credited against the amount of such User Bond Payment, and (ii) any amount drawn by the Trustee pursuant to the Letter of Credit for the payment of the purchase price of such Tendered Bonds shall be credited against such User Bond Payment.

(b)    On each Bond Payment Date the Trustee shall, without making any prior claim or demand on the User for the payment of User Bond Payments with respect to Bonds other than Pledged Bonds, make a draw on the Letter of Credit in an amount equal to the amount of Debt Service due on such Bond Payment Date on Bonds other than Pledged Bonds. The User shall receive a credit against User Bond Payments for the amount so drawn. No draw shall be made under the Letter of Credit with respect to Debt Service on Pledged Bonds and the User shall receive no credit against User Bond Payments with respect to Pledged Bonds for any amounts drawn under the Letter of Credit.

(c)    On each Tender Date the Trustee shall, without making any prior claim or demand on the User for User Bond Payments with respect to the purchase price of Tendered Bonds, and without taking into account any proceeds anticipated from the remarketing of Bonds by the Remarketing Agent, make a draw under the Letter of Credit in an amount equal to the purchase price of all Bonds to be purchased on such Tender Date. The User shall receive a credit against User Bond Payments for the amount so drawn.

(d)    The User hereby authorizes and directs the Trustee to draw moneys under the Letter of Credit in accordance with the provisions of the Indenture and this Loan Agreement to the extent necessary to pay the Debt Service on the Bonds or to pay the purchase price of Tendered Bonds if and when due pursuant to the Indenture and the Letter of Credit.

(e)    All User Bond Payments shall be made in funds immediately available to the Trustee at its Principal Office on the related Bond Payment Date or Tender Date, as the case may be.

(f)    If any User Bond Payment is due on a day which is not a Business Day, such payment may be made on the first succeeding day which is a Business Day with the same effect as if made on the day such payment was due.

(g)    The User acknowledges, covenants, and agrees that:

(1)    the amounts of the User Bond Payments shall be determined on the basis of the amounts due to the Bondholders as Debt Service on the Bonds and not on the amount of Bond Proceeds deposited in the Construction Fund; and

(2)    until the Indenture Indebtedness is paid in full the User shall make User Bond Payments in such amounts and at such times as shall be necessary to enable the Trustee to pay in full in accordance with the Indenture (i) all Debt Service on the Bonds when and as the same becomes due and payable, whether at stated maturity and due dates, by call for acceleration pursuant to Section 6.02 hereof, by optional or mandatory redemption, or otherwise, and (ii) the purchase prices of all Tendered Bonds when and as the same become due and payable.

SECTION 3.03        Administrative Expense Payments

(a)    The User shall make Administrative Expense Payments to the Issuer or to the Trustee, as the case may be, as follows:

(1)    the acceptance fee of the Trustee and the annual (or other regular) fees, charges and expenses of the Trustee, Tender Agent and Remarketing Agent;

(2)    any amount to which the Trustee may be entitled under Section 13.07 of the Indenture; and

(3)    the reasonable expenses of the Issuer incurred at the request of the User, or in the performance of its duties under any of the Financing Documents, or in connection with any litigation which may at any time be instituted involving the Project, the Financing Documents, or in the pursuit of any remedies under the Financing Documents.

(b)    All Administrative Expense Payments shall be due and payable within 10 days after receipt by the User of an invoice therefor.

SECTION 3.04        Overdue User Agreement Payments

Any overdue User Bond Payment shall bear interest from the related Bond Payment Date until paid at the Post-Default Rate for overdue User Bond Payments. Any overdue Administrative Expense Payment shall bear interest from the date due until paid at the Post-Default Rate for such Administrative Expense Payments specified in the Indenture.

SECTION 3.05        Advances by Issuer or Trustee

If the User shall fail to perform any of its covenants in this Loan Agreement, the Issuer or the Trustee may, at any time and from time to time, after written notice to the User if no User Agreement Default exists, make advances to effect performance of any such covenant on behalf of the User. Any money so advanced by the Issuer or the Trustee, together with interest at the base or prime rate of the Trustee plus 2%, shall be paid upon demand.

SECTION 3.06        Indemnity of Issuer and Trustee

(a)    The User agrees to pay, and to indemnify and hold the Issuer and the Trustee and the Credit Obligor harmless against, any and all liabilities, losses, damages, claims or actions (including all reasonable attorneys’ fees and expenses of the Issuer and Trustee and the Credit Obligor), of any nature whatsoever incurred by the Issuer and the Trustee and the Credit Obligor without willful misconduct on their part arising from or in connection with their performance or observance of any covenant or condition on their part to be observed or performed under the Financing Documents, including without limitation, (1) any injury to, or the death of, any person or any damage to property at the Project, or in any manner growing out of or connected with the use, nonuse, condition or occupation of the Project or any part thereof, (2) any damage, injury, loss or destruction of the Project, (3) any other act or event occurring upon, or affecting, any part of the Project, (4) violation by the User of any contract, agreement or restriction affecting the Project or the use thereof of which the User has notice and which shall have existed at the commencement of the term hereof or shall have been approved by the User, or of any law, ordinance or regulation affecting the Project or any part thereof or the ownership, occupancy or use thereof, (5) the presence, as a result of the action or inaction of the User, of any pollutants, contaminants, toxic or hazardous wastes, and/or other substances regulated by law or which might create a hazard to health and safety, hereafter on, under or included in the Project Site, and any clean up or other remedial action with respect to any thereof, and User’s violation of any law, rule, regulation, order, ruling, notice or decree of any Governmental Authority relating to pollution or the protection of human health or the environment, and (6) liabilities, losses, damages, claims or actions arising out of or relating to (i) any errors or omissions of any nature whatsoever contained in any legal proceedings or official representation pertaining to the Bonds and (ii) any fraud or misrepresentations or omissions contained in the proceedings of the Issuer relating to the issuance of the Bonds which, if known to the purchasers of the Bonds, might be considered a material factor in their decision to purchase the Bonds, unless the same resulted from a representation or warranty of the Issuer or the Trustee or the Credit Obligor in the Financing Documents or any certificate delivered by the Issuer or the Trustee or the Credit Obligor pursuant thereto being false or misleading in a material respect and such representation or warranty was not based upon a similar representation or warranty of the User furnished to the Issuer or the Trustee or the Credit Obligor in connection therewith.

(b)    The User hereby agrees that the Issuer and the Trustee and the Credit Obligor shall not incur any liability to the User, and shall be indemnified against all liabilities, in exercising or refraining from asserting, maintaining or exercising any right, privilege or power of the Issuer or the Trustee under the Financing Documents if the Issuer or the Trustee as the case may be is acting in good faith and without willful misconduct or in reliance upon a written request by the User.

(c)    If any indemnifiable party shall be obligated to pay any claim, liability or loss, and if in accordance with all applicable provisions of this Section the User shall be obligated to indemnify and hold such indemnifiable party harmless against such claim, liability or loss, then, in such case, the User shall have a primary obligation to pay such claim, liability or loss on behalf of such indemnifiable party and may not defer discharge of its indemnity obligation hereunder until such indemnifiable party shall have first paid such claim, liability or loss and thereby incurred actual loss.

(d)    Nothing in this Loan Agreement shall be deemed to provide indemnification to any indemnifiable party with respect to liabilities arising from the fraud, negligence, reckless or willful misconduct of any of the indemnifiable party, to provide indemnification to any attorneys of any indemnifiable party with respect to liabilities arising from any negligence, mistake, error or omission in any legal opinion provided by such party in its professional capacity, nor to provide indemnification to any accountants or financial advisors of any indemnifiable party with respect to liabilities arising from any opinion, audit, report or other document provided by such party in its professional capacity.

(e)    In case any claim shall be made or any action shall be brought against one or more of the indemnifiable party, in respect of which indemnity is sought under this Section 3.06, then each indemnifiable party against whom a claim has been made or an action has been brought shall promptly notify the User in writing, and the User shall promptly assume the defense of such claim or action, including the employment of counsel and the payment of all expenses. Any indemnifiable party shall have the right to employ separate counsel in any such action and to participate in the defense or such action, but the fees and expenses of such counsel shall be at the expense or such indemnifiable party unless (a) the employment of such counsel has been specifically authorized by the User in writing, or (b) the User has failed to assume the defense of such action and employ counsel within 20 Business Days after receiving the notice referred to herein, or (c) the named parties to any such action (including any impleaded parties) include both such indemnifiable party and the User or an affiliate of the User, and such indemnifiable party shall have been advised by counsel chosen by the User that representation of such indemnifiable party and the User or an affiliate of the User by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them (in which case, if such indemnifiable party notifies the User in writing that it elects to employ separate counsel at the expense of the User, the User shall not have the right to assume the defense of such action on behalf of such indemnifiable party). It is understood that the User shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys at any time for all such indemnifiable party not having actual or potential differing interests among themselves, which firm shall be designated in writing by the User. The User shall be liable for any settlement of any such action effected without its written consent, but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the User agrees to indemnify and hold harmless any indemnifiable party from and against any loss, liability, damage or expense by reason of such settlement or judgment.

(f)    Any provision of this Loan Agreement or any other Financing Document to the contrary notwithstanding, the Issuer retains the right to (i) enforce any applicable federal or state law or regulation or resolution of the Issuer and (ii) enforce any rights accorded Issuer by federal or state law or regulation or resolution of the Issuer, and nothing in this Loan Agreement shall be construed as an express or implied waiver thereof.

(g)    The covenants of indemnity contained in this Section shall survive the termination of this Loan Agreement with respect to events or occurrences happening prior to or upon the termination of this Loan Agreement and shall remain in full force and effect until the commencement of an action with respect to any such event or occurrence shall be prohibited by law.

SECTION 3.07        Obligations of User Unconditional

The obligation of the User to make all User Agreement Payments and all other payments provided for herein and to perform and observe the other agreements and covenants on its part herein contained shall be absolute and unconditional, irrespective of any rights of set-off, recoupment or counterclaim it might otherwise have against the Issuer. The User will not suspend or discontinue any such payment or fail to perform and observe any of its other agreements and covenants contained herein or terminate this Loan Agreement for any cause whatsoever, including, without limiting the generality of the foregoing, any acts or circumstances that may constitute an eviction or constructive eviction, failure of consideration or commercial frustration of purpose, the invalidity or unenforceability of the Bonds or any of the Financing Documents or any provision thereof, the invalidity or unconstitutionality of the Enabling Law or any provision thereof, any damage to or destruction of the Project or any part thereof, the taking by eminent domain of title to or the right to temporary use of all or any part of the Project, any failure of the Credit Obligor to make a payment pursuant to the Letter of Credit or to reinstate the appropriate amount thereof, any change in the tax or other laws or administrative rulings, actions or regulations of the United States of America or of the State or any political or taxing subdivision of either thereof, or any failure of the Issuer to perform and observe any agreement or covenant, whether express or implied, any duty, liability or obligation arising out of or in connection with this Loan Agreement. Notwithstanding the foregoing, the User may, at its own cost and expense and in its own name or in the name of the Issuer, prosecute or defend any action or proceeding, or take any other action involving third persons which the User deems reasonably necessary in order to secure or protect its rights hereunder.

ARTICLE IV

ASSIGNMENT OF LOAN AGREEMENT

SECTION 4.01        Assignment by User

The User may assign this Loan Agreement and its obligations hereunder with the consent of the Credit Obligor and without the consent of Issuer or the Trustee or the Holders, subject to the following conditions:

(1)    The User will not assign this Loan Agreement to any person unless the operations of such person are consistent with, and in furtherance of, the purpose of the Enabling Law. The User shall, prior to any such assignment, deliver to the Trustee and the Credit Obligor an Opinion of Bond Counsel acceptable to the Trustee to the effect that such assignment will not cause the interest on the Bonds to be Taxable.

(2)    The User shall, within 30 days after the delivery thereof, furnish to the Trustee a true and complete copy of each such assignment.

SECTION 4.02        Assignment by Issuer

The Issuer has, simultaneously with the delivery of this Loan Agreement, assigned its interest in and pledged any money receivable under this Loan Agreement (other than certain rights to indemnification and reimbursement) to the Trustee as security for payment of the Bonds, and the User hereby consents to such assignment and pledge. The Issuer has in the Indenture obligated itself to follow the instructions of the Trustee or the Bondholders or a certain percentage thereof in the election or pursuit of any remedies herein vested in it. The Trustee shall have all rights and remedies herein accorded to the Issuer and any reference herein to the Issuer shall be deemed, with the necessary changes in detail, to include the Trustee, and the Trustee and the Bondholders are deemed to be third party beneficiaries of the covenants, agreements and representations of the User herein contained. Neither the Issuer nor the User will unreasonably withhold any consent herein or in the Indenture required of either of them. The User shall not be deemed to be a party to the Indenture or the Bonds and reference in this Loan Agreement to the Indenture and the Bonds shall not impose any liability or obligation upon the User other than its specific obligations and liabilities undertaken in this Loan Agreement.

ARTICLE V

COVENANTS AND REPRESENTATIONS OF THE USER

Until the Indenture Indebtedness is paid in full:

(a)    Except as otherwise permitted by the Credit Documents, the User will maintain and preserve its existence as a Delaware corporation and will not voluntarily dissolve or merge or consolidate with, or transfer substantially all of its assets to another Person without first discharging its obligations under this Loan Agreement.

(b)    The User will do, execute, acknowledge and deliver such further acts, conveyances, mortgages, financing statements and assurances as the Issuer or the Trustee shall require for accomplishing the purposes of the Financing Documents. The User will cause this Loan Agreement, any amendments to this Loan Agreement and other instruments of further assurance, including financing statements and continuation statements, to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed in such places as may be required by law fully to preserve and protect the rights of the Issuer and the Trustee to all property comprising the Trust Estate.

ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES

SECTION 6.01        Events of Default

Any one or more of the following shall constitute an event of default (a “User Agreement Default”) under this Loan Agreement (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)    default in the payment of any User Bond Payment when such User Bond Payment becomes due and payable; or

(2)    default in the performance, or breach, of any covenant or warranty of the User in this Loan Agreement (other than a covenant or warranty, a default in the performance or breach of which is elsewhere in this Section specifically described), and the continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the User and the Credit Obligor by the Issuer or by the Trustee a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “notice of default” hereunder; or

(3)    the occurrence of an Act of Insolvency with respect to the User; or

(4)    The occurrence of an event of default under the Indenture.

SECTION 6.02        Remedies on Default

Whenever any such User Agreement Default shall have happened and be continuing, the Issuer or the Trustee may, with the consent of the Credit Obligor, take any of the following remedial steps:

(1)    Declare a User Bond Payment to be immediately due and payable in the amount required to pay in full all Indenture Indebtedness, whereupon said User Bond Payment in said amount shall become immediately due and payable;

(2)    Take whatever proceedings may appear necessary or desirable at law or in equity to collect the User Bond Payments then due, whether by declaration or otherwise, or to enforce any obligation or covenant or agreement of the User under this Loan Agreement or by law.

SECTION 6.03        Availability of Remedies

(a)    No remedy herein conferred upon or reserved to the Issuer or the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient.

(b)    In the event any agreement contained in this Loan Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

(c)    All rights, remedies and powers provided by this Article may be exercised only to the extent the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Article are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Loan Agreement invalid or unenforceable.

SECTION 6.04        Agreement to Pay Attorneys’ Fees and Expenses

In the event the User should default under any of the provisions of this Loan Agreement and the Issuer or the Trustee (in its own name or in the name and on behalf of the Issuer) should employ attorneys or incur other expenses for the collection of rent or the enforcement of performance or observance of any obligation or agreement on the part of the User herein contained, the User will on demand therefor pay to the Issuer or the Trustee (as the case may be) the reasonable fee of such attorneys and such other reasonable expenses so incurred.

ARTICLE VII

INTERNAL REVENUE CODE

SECTION 7.01        Covenants Regarding Section 103 and Sections 141-150 of the Code

(a)    The Issuer and the User do each hereby covenant and agree for the benefit of the Owners that neither the Issuer nor the User will take any action, omit to take any action, permit any action to be taken or fail to require any action to be taken, which would cause the interest payable with respect to the Bonds to be or become Taxable. Without limiting the generality of the foregoing, the User covenants and agrees that (a) the proceeds of the Bonds shall not be used or applied in such manner as to cause any Bond to be or become an “arbitrage bond” as that term is defined in Section 148 of the Code, (b) ninety-five percent (95%) or more of the net proceeds will be used for the acquisition of “airports” (within the meaning of Treas. Reg. ‘1.103-8(e)), (c) the net proceeds of the Bonds shall not be used for the acquisition, construction, reconstruction or improvement of any property which would cause the average maturity of the Bonds to exceed one hundred twenty percent (120%) of the average reasonably expected economic life of the facilities financed with the net proceeds of the Bonds, within the meaning of Section 147(b) of the Code, (d) none of the net proceeds shall be used to acquire (directly or indirectly) any land (or any interest therein) to be used for farming purposes; (e) less than twenty-five percent (25%) of the net proceeds shall be used to acquire (directly or indirectly) the Project Site or any other land (or any interest therein), (f) none of the net proceeds shall be used to acquire any property or any interest therein (including, without limitation, buildings, structures, facilities, improvements, equipment, machinery or other personal property) the first use of which property was not pursuant to such acquisition with the proceeds, if such property is personal property, and if such property is a building (and the equipment therefor), unless “rehabilitation expenditures” are made with respect to such property in an amount not less than fifteen percent (15%) of the cost of such property financed with the proceeds of the Bonds within two years after the date such property was acquired, all within the meaning of Section 147(d) of the Code; (g) neither the Bonds nor any proceeds therefrom shall ever be federally guaranteed, as such term is defined in Section 149(b) of the Code, except as expressly permitted by said Section 149(b), and (h) no more than two percent of the face amount of the Bonds shall be used to pay issuance costs.

(b)    The User, acting on behalf of the Issuer, shall, in a timely manner, make all determinations and calculations, file all reports, forms, and returns, remit all moneys and take all other action necessary for compliance with the provisions of Section 148(f) (or any successor provision) of the Internal Revenue Code with respect to rebate payments to the United States of America.

(c)    The Issuer and the User hereby agree that the Bond Proceeds shall be applied solely to Project Costs and the Project shall be located on real property owned by the Issuer and leased to the User, acting through Pemco World Air Services, Inc. as a subsidiary and Affiliate thereof, pursuant to the Lease Agreement.

(d)    Pursuant to Section 142(b)(1)(B) of the Internal Revenue Code the User, for itself and all Affiliates thereof and all successors in interest under the Lease Agreement, does hereby:

(1)    make an irrevocable election (binding on the User and all all Affiliates thereof and successors in interests under the Lease Agreement) not to claim depreciation or an investment credit with respect to the Project,

(2)    represent and warrant that the term of the Lease Agreement (32 years) is not more than 80% of the reasonably expected economic life of the Project (40 years), and

(3)    agree that the User (and all Affiliates thereof and all successors in interest under the Lease Agreement) shall have no option to purchase the Project other than at fair market value as of the time such option is exercised.

(e)    The User, for itself and all Affiliates thereof and all successors in interest under the Lease Agreement, does hereby represent, warrant, certify and declare that:

(1)    the Project shall be operated as a hanger for the repair, maintenance and overhaul of aircraft and the Project will directly serve the general public within the meaning of Treas. Reg. Section 1.103-8(a)(2),

(2)    the Project must be located at, or in close proximity to, the take off and landing area in order to perform its function,

(3)    the Project shall be used solely for servicing aircraft and enabling aircraft to take off and land.

SECTION 7.02        User’s Obligation Upon Determination of Taxability

(a)    Upon the occurrence of a Determination of Taxability, the Trustee shall notify the User in writing that all Outstanding Bonds shall be subject to mandatory redemption in accordance with the terms thereof on the date specified by the Trustee, which date shall be within 90 days after such Determination of Taxability irrespective of whether the User has violated any covenant or representation in this Loan Agreement. Within seven days after the receipt of such notice the User shall pay to the Trustee the amount required to pay in full all Indenture Indebtedness.

(b)    There shall be credited against such payment otherwise required by this Section all amounts which shall have been paid to the Trustee pursuant to the Letter of Credit with respect to such payment of Debt Service on the Outstanding Bonds.

(c)    Upon payment by the User of the amount specified in subsection (c) of this Section or upon a draw by the Trustee on the Letter of Credit which shall be made by the Trustee in a timely manner so as to effect the redemption within the number of days specified in Section 7.02(a) hereof, the Bonds shall be redeemed as provided therein and the Issuer and the Trustee shall take any and all action required to effect such redemption.

ARTICLE VIII

SPECIAL COVENANTS OF ISSUER AND

PROVISIONS OF GENERAL APPLICATION

SECTION 8.01        Corporate Existence of Issuer

The Issuer shall not consolidate with or merge into any other corporation or transfer its property substantially as an entirety except as provided in the Indenture.

SECTION 8.02        Redemption of Bonds by Issuer

(a)    The Issuer will redeem any or all of the Bonds in accordance with any scheduled mandatory redemption provisions of the Bonds and the Indenture and upon the occurrence of any event or contingency requiring the mandatory redemption of Bonds, all in accordance with the applicable provisions of the Bonds and the Indenture.

(b)    If no User Agreement Default exists, the Issuer will exercise any right of optional redemption with respect to the Bonds only upon the written request of the User and in accordance with the Indenture.

SECTION 8.03        Investment of Funds

The Issuer shall cause any money held as a part of the Special Funds which may by the terms of the Indenture be invested to be so invested or reinvested by the Trustee in Qualified Investments solely at the request of, and solely as directed by, the User. The Issuer and the Trustee shall have no liability or responsibility for any loss resulting from investments made pursuant to this Section.

SECTION 8.04        Issuer’s Liabilities Limited

(a)    The covenants and agreements contained in this Loan Agreement shall never constitute or give rise to a personal or pecuniary liability or charge against the general credit of the Issuer, and in the event of a breach of any such covenant or agreement, no personal or pecuniary liability or charge payable directly or indirectly from the general assets or revenues of the Issuer shall arise therefrom. Nothing contained in this Section, however, shall relieve the Issuer from the observance and performance of the covenants and agreements on its part contained herein.

(b)    No recourse under or upon any covenant or agreement of this Loan Agreement shall be had against any past, present or future incorporator, officer or member of the Board of Directors of the Issuer, or of any successor corporation, either directly or through the Issuer, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Loan Agreement is solely a corporate obligation, and that no personal liability whatever shall attach to, or is or shall be incurred by, any incorporator, officer or member of the Board of Directors of the Issuer or any successor corporation, or any of them, under or by reason of the covenants or agreements contained in this Loan Agreement.

SECTION 8.05        Prior Agreements

This Loan Agreement shall completely and fully supersede all prior agreements, both written and oral, between the Issuer and the User relating to the issuance of the Bonds and the acquisition of the Project. Neither the Issuer nor the User shall hereafter have any rights under such prior agreements, except as otherwise herein provided, but shall look solely to this Loan Agreement for definition and determination of all of their respective rights, liabilities and responsibilities relating to the Project.

SECTION 8.06        Execution Counterparts

This Loan Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 8.07        Binding Effect; Governing Law

This Loan Agreement shall inure to the benefit of, and shall be binding upon, the Issuer, the User and their respective successors and assigns. This Loan Agreement shall be governed exclusively by the applicable laws of the State.

SECTION 8.08        Severability

In the event any provision of this Loan Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

SECTION 8.09        Article and Section Captions

The Article and Section headings and captions contained herein are included for convenience only and shall not be considered a part hereof or affect in any manner the construction or interpretation hereof.

SECTION 8.10        Notices

(a)    Any request, demand, authorization, direction, notice, consent, or other document provided or permitted by this Loan Agreement to be made upon, given or furnished to, or filed with, the Issuer, the

User, the Trustee or the Credit Obligor shall be sufficient for every purpose hereunder if in writing and (except as otherwise provided in this Loan Agreement) either (i) delivered personally to the party or, if such party is not an individual, to an officer, or other legal representative of the party to whom the same is directed (provided that any document delivered personally to the Trustee must be delivered to a corporate trust officer at its Principal Office during normal business hours) at the address specified in Section 1.10 of the Indenture or (ii) mailed by first-class, registered or certified mail, postage prepaid, addressed as specified in Section 1.10 of the Indenture. Any of such parties may change the address for receiving any such notice or other document by giving notice of the change to the other parties as provided in this Section.

(b)    Any such notice or other document shall be deemed delivered when actually received by the party to whom directed (or, if such party is not an individual, to an officer, or other legal representative of the party) at the address specified pursuant to this Section, or, if sent by mail, three days after such notice or document is deposited in the United States mail, proper postage prepaid, addressed as provided above.

SECTION 8.11    Amendment of Indenture and this Loan Agreement

(a)    The Issuer will not cause or permit the amendment of the Indenture or the execution of any amendment or supplement to the Indenture without the prior written consent of the User. Prior to the termination of the Credit Documents the Issuer and the User shall have no power to modify, alter, amend or terminate this Loan Agreement without the prior written consent of the Credit Obligor. Prior to the payment in full of the Indenture Indebtedness, the Issuer and the User shall have no power to modify, alter, amend or terminate this Loan Agreement without the prior written consent of the Trustee and then only as provided in the Indenture. The Issuer will not amend the Indenture or any indenture supplemental thereto without the prior written consent of the User.

(b)    This Loan Agreement may not be amended unless there has first been delivered to the Trustee, the Credit Obligor, the User and the Remarketing Agent an Opinion of Bond Counsel that such action will not, whether solely or in conjunction with any other fact or circumstance, cause the interest on the Bonds to be or to become Taxable.

IN WITNESS WHEREOF, the Issuer and the User have caused this Loan Agreement to be executed, sealed and attested in their respective names by officers thereof duly authorized thereunto.

DOTHAN-HOUSTON COUNTY AIRPORT AUTHORITY

By:                     /s/Dick Bell

    Chair

S E A L

Attest:

                    Secretary

PEMCO AVIATION GROUP, INC.

By:                     /s/John R. Lee

    Its

S E A L

Attest:

            Its